Exhibit 12.1

Computation of Ratio of Combined Fixed Charges and Preference Dividends to Earnings of Brasil

Telecom S.A. and Brasil Telecom Participações S.A.

Brasil Telecom S.A.

	For the Year Ended December 31,
	2004			2005			2006			2007			2008			2008 Pro Forma
	(in millions of reais, except ratio)
Brazilian GAAP:
Computation of Earning:
Pretax income from continuing operations	R$	142		R$	(531)		R$	543		R$	1,093		R$	1,579		R$	1,414
Plus fixed charges		1,526			1,905			1,244			1,083			1,334			1,337
Plus amortization of capitalized interest		214			171			109			64			68			68
Less interest capitalized		(9)			(18)			—			(22)			(39)			(39)

Total earnings		1,873			1,528			1,896			2,218			2,943			2,780
Computation of fixed charges and preference dividends:
Interest expensed and capitalized		1,526			1,905			1,244			1,083			1,334			1,337

Ratio of Combined Fixed Charges and Preference Dividends to Earnings		1.23	x		0.80	x		1.52	x		2.05	x		2.21	x		2.08	x

	For the Year Ended December 31,
	2004			2005			2006			2007			2008			2008 Pro Forma
	(in millions of reais, except ratio)
U.S. GAAP:
Computation of Earning:
Pretax income from continuing operations	R$	739		R$	510		R$	1,010		R$	1,420		R$	1,934		R$	193
Plus fixed charges		1,154			1,321			936			740			1,032			1,034
Less interest capitalized		(81)			(60)			(40)			(29)			(61)			(61)

Total earnings		1,812			1,771			1,905			2,131			2,905			1,166
Computation of fixed charges and preference dividends:
Interest expensed and capitalized		1,154			1,321			936			740			1,032			1,034

Ratio of Combined Fixed Charges and Preference Dividends to Earnings		1.57	x		1.34	x		2.04	x		2.88	x		2.81	x		1.13	x

Brasil Telecom Participações S.A.

	For the Year Ended December 31,
	2004			2005			2006			2007			2008
	(in millions of reais, except ratio)
Brazilian GAAP:
Computation of Earning:
Pretax income from continuing operations	R$	272		R$	(350)		R$	738		R$	1,294		R$	1,710
Plus fixed charges		1,419			2,032			1,436			1,297			1,451
Plus amortization of capitalized interest		217			169			76			62			66
Less interest capitalized		(9)			(20)			—			(22)			(39)

Total earnings		1,899			1,831			2,250			2,631			3,189
Computation of fixed charges and preference dividends:
Interest expensed and capitalized		1,419			2,032			1,436			1,297			1,451

Ratio of Combined Fixed Charges and Preference Dividends to Earnings		1.34	x		0.90	x		1.57	x		2.03	x		2.20	x

	For the Year Ended December 31,
	2004			2005			2006			2007			2008
	(in millions of reais, except ratio)
U.S. GAAP:
Computation of Earning:
Pretax income from continuing operations	R$	754		R$	508		R$	919		R$	1,512		R$	1,975
Plus fixed charges		1,094			1,293			948			853			1,103
Less interest capitalized		(77)			(55)			(40)			(29)			(61)

Total earnings		1,770			1,746			1,828			2,335			3,016
Computation of fixed charges and preference dividends:
Interest expensed and capitalized		1,094			1,293			948			853			1,103

Ratio of Combined Fixed Charges and Preference Dividends to Earnings		1.62	x		1.35	x		1.93	x		2.74	x		2.74	x